EXHIBIT 99.5
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
The following unaudited pro forma combined statement of income information is presented to illustrate the estimated effects of the Merger based on the historical statements of income and accounting records of FirstCash and Cash America after giving effect to the Merger and the Merger-related pro forma adjustments described in the notes below. The unaudited pro forma combined statements of income for the year ended December 31, 2016 and for the three months ended March 31, 2016 combine the historical consolidated statements of income of FirstCash and Cash America, giving effect to the Merger as if it had been consummated on January 1, 2016. The historical consolidated statements of income of FirstCash and Cash America have been adjusted to reflect certain reclassifications to conform with current financial statement presentation.
The unaudited pro forma combined statements of income have been developed from and should be read in conjunction with FirstCash’s audited consolidated statement of income for the year ended December 31, 2016 contained in the 2016 Form 10-K incorporated by reference herein, with FirstCash’s unaudited condensed consolidated statement of income for the quarter ended March 31, 2016 contained in FirstCash’s Quarterly Report on Form 10-Q for the period ended March 31, 2017 incorporated by reference herein, with the unaudited condensed consolidated statement of income of Cash America for the period January 1, 2016 to September 1, 2016 and with the unaudited condensed consolidated statement of income of Cash America contained in Cash America’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 incorporated by reference herein. The unaudited pro forma combined statements of income are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations of FirstCash for the respective periods presented would have been had the Merger occurred on the date assumed, nor is it necessarily indicative of future consolidated results of operations.
Pro forma adjustments are included only to the extent they are (i) directly attributable to the Merger, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results. FirstCash expects to incur significant costs associated with integrating the operations of FirstCash and Cash America. The unaudited pro forma combined statements of income do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Merger.

Unaudited Pro Forma Combined Statement of Income
For the Year Ended December 31, 2016
(in thousands, except per share data)

	Historical		Reclassifications (1)		Acquisition Adjustment (2)		Pro Forma Combined
	FirstCash	Cash America
Revenue:
Retail merchandise sales	$669,131	$421,856	$(69,972)	2(a)	$—		$1,021,015
Pawn loan fees	312,757	210,433	—		—		523,190
Consumer loan and credit services fees	43,851	46,268	2,794	2(b)	—		92,913
Wholesale scrap jewelry sales	62,638	—	69,972	2(a)	—		132,610
Other	—	2,794	(2,794)	2(b)	—		—
Total revenue	1,088,377	681,351	—		—		1,769,728

Cost of revenue:
Cost of retail merchandise sold	418,556	307,942	(71,165)	2(a)	—		655,333
Consumer loan and credit services loss provision	11,993	10,908	—		—		22,901
Cost of wholesale scrap jewelry sold	53,025	—	71,165	2(a)	—		124,190
Total cost of revenue	483,574	318,850	—		—		802,424

Net revenue	604,803	362,501	—		—		967,304

Expenses and other income:
Store operating expenses	328,014	—	221,610	2(c)	(128)	3(a)	549,496
Administrative expenses	96,537	—	63,335	2(c)	—		159,872
Merger and other acquisition expenses	36,670	—	32,447	2(c)	(68,667)	3(b)	450
Operations and administration	—	317,392	(317,392)	2(c)	—		—
Depreciation and amortization	31,865	34,880	—		(12,744)	3(c)	54,001
Interest expense	20,320	9,768	—		(1,728)	3(d)	28,360
Interest income	(751)	(54)	—		—		(805)
Loss on early extinguishment of debt	—	16,379	—		(16,379)	3(e)	—
Gain on disposition of equity securities	(1,299)	(2,779)	—		—		(4,078)
Total expenses and other income	511,356	375,586	—		(99,646)		787,296
Income (loss) before income taxes	93,447	(13,085)	—		99,646		180,008

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

	Historical		Reclassifications (1)	Acquisition Adjustment (2)		Pro Forma Combined
	FirstCash	Cash America
Provision for income taxes	33,320	(11,652)	—	41,513	3(f)	63,181
Net income (loss)	$60,127	$(1,433)	$0	$58,133		$116,827
Net income per share:
Basic	$1.72					$2.39	3(g)
Diluted	$1.72					$2.39	3(g)
Weighted average common shares outstanding:
Basic	34,997					48,881	3(g)
Diluted	35,004					48,881	3(g)

(1)	See Note 2 to the unaudited pro forma combined financial statements.

(2)	See Note 3 to the unaudited pro forma combined financial statements.

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statement of Income
For the Three Months Ended March 31, 2016
(in thousands, except per share data)

	Historical		Reclassifications (1)		Acquisition Adjustment (2)		Pro Forma Combined
	FirstCash	Cash America
Revenue:
Retail merchandise sales	$118,776	$178,297	$(27,570)	2(d)	—		$269,503
Pawn loan fees	51,433	79,685	—		—		131,118
Consumer loan and credit services fees	5,686	18,107	1,116	2(e)	—		24,909
Wholesale scrap jewelry sales	7,308	—	27,570	2(d)	—		34,878
Other	—	1,116	(1,116)	2(e)	—		—
Total revenue	183,203	277,205	—		—		460,408

Cost of revenue:
Cost of retail merchandise sold	74,422	129,218	(28,091)	2(d)	—		175,549
Consumer loan and credit services loss provision	1,047	3,943	—		—		4,990
Cost of wholesale scrap jewelry sold	5,871	—	28,091	2(d)	—		33,962
Total cost of revenue	81,340	133,161	—		—		214,501

Net revenue	101,863	144,044	—		—		245,907

Expenses and other income:
Store operating expenses	55,411	—	84,822	2(f)	30	3(a)	140,263
Administrative expenses	17,668	—	25,569	2(f), 2(g)	—		43,237
Merger and other acquisition expenses	—	—	400	2(g)	(250)	3(b)	150
Operations and administration	—	110,791	(110,791)	2(f)	—		—
Depreciation and amortization	4,937	13,505	—		(5,204)	3(c)	13,238
Interest expense	4,460	3,919	—		(1,289)	3(d)	7,090
Interest income	(274)	(20)	—		—		(294)
Loss on early extinguishment of debt	—	11	—		(11)	3(e)	—
Gain on disposition of equity securities	—	(117)	—		—		(117)

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

	Historical		Reclassifications (1)		Acquisition Adjustment (2)		Pro Forma Combined
	FirstCash	Cash America
Total expenses and other income	82,202	128,089	—		(6,724)		203,567

Income before income taxes	19,661	15,955	—		6,724		42,340
Provision for income taxes	6,487	5,322	574	2(h)	2,488	3(f)	14,871
Net income	$13,174	$10,633	$(574)		$4,236		$27,469
Net income per share:
Basic	$0.47	$0.43					$0.57	3(h)
Diluted	$0.47	$0.42					$0.57	3(h)
Weighted average common shares outstanding:
Basic	28,241	24,811					48,505	3(h)
Diluted	28,241	25,121					48,505	3(h)

(1)	See Note 2 to the unaudited pro forma combined financial statements.

(2)	See Note 3 to the unaudited pro forma combined financial statements.

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

Notes to Unaudited Pro Forma Combined Financial Statements
(in thousands, except per share data)
Note 1. Basis of Presentation
Under the terms of the merger agreement, at the effective time of the Merger, (a) Cash America became a wholly owned subsidiary of FirstCash; (b) each outstanding share of Cash America common stock was converted into the right to receive 0.840 shares of FirstCash common stock plus cash in lieu of any fractional shares of FirstCash common stock; and (c) Cash America employee and director based restricted stock awards outstanding immediately prior to the Merger (“Cash America RSU”) were converted into the right to receive a cash payment equal to the product of (A) the number of shares of Cash America common stock underlying such Cash America RSU multiplied by the exchange ratio, multiplied by (B) the closing per share price of the FirstCash common stock on the NASDAQ on the last day on which shares of FirstCash common stock traded on the NASDAQ immediately preceding the date on which the effective time of the Merger occurred, plus, with respect to Cash America RSUs granted prior to November 13, 2014 only, a number of shares of Enova International Inc. common stock equal to the product of (a) the number of shares of Cash America common stock underlying such Cash America RSU multiplied by (b) 0.915.
The unaudited pro forma combined financial statements were prepared in accordance with ASC 805, using the acquisition method of accounting, with FirstCash considered to be the acquirer of Cash America for accounting purposes.
The unaudited pro forma combined statement of income presents the pro forma combined results of operations of the combined company based upon the historical statements of income of FirstCash and Cash America, after giving effect to the Merger as if it had been consummated on January 1, 2016 and the adjustments described in these notes. The unaudited pro forma combined statement of income is presented for illustrative purposes only and is not intended to reflect the results of operations which would have actually resulted had the Merger been completed on the date indicated. Further, the unaudited pro forma combined statement of income does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings due to operating efficiencies or revenue synergies expected to result from the Merger.
The Company has performed a valuation analysis of identifiable assets acquired and liabilities assumed and allocated the aggregate Merger consideration based on the fair values of those identifiable assets and liabilities. The purchase price allocation is subject to change as the Company finalizes the analysis of the fair value at the date of the Merger. The final determination of the fair value of assets acquired and liabilities assumed will be completed within the twelve month measurement period from the date of the Merger as required by applicable accounting guidance. Due to the significance of the Merger, the Company may use all of this measurement period to adequately analyze and assess the fair values of assets acquired and liabilities assumed.
Note 2. Reclassification Adjustments
The unaudited pro forma statement of income has been compiled in a manner consistent with the accounting policies adopted by FirstCash. Certain balances in the consolidated statement of income have been reclassified to conform with current statement of income presentation.
The following reclassifications were made to the unaudited pro forma combined statement of income for the year ended December 31, 2016:
2(a)     Reflects the reclassification of $69,972 and $71,165 of Cash America’s retail merchandise sales and cost of retail merchandise sales, respectively, to wholesale scrap jewelry sales and cost of wholesale scrap jewelry sold, respectively.
2(b)     Reflects the reclassification of $2,794 of Cash America’s other revenue to consumer loan and credit services fees.
2(c)     Reflects the reclassification of $317,392 of Cash America’s operations and administration expense to store operating expenses ($221,610), administrative expenses ($63,335) and merger and other acquisition expenses ($32,447). All operational management and supervisory expenses above the store manager position are included in administrative expenses in the conformed presentation.

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

The following reclassifications were made to the unaudited pro forma combined statement of income for the three-months ended March 31, 2016:
2(d)     Reflects the reclassification of $27,570 and $28,091 of Cash America’s retail merchandise sales and cost of retail merchandise sales, respectively, to wholesale scrap jewelry sales and cost of wholesale scrap jewelry sold, respectively.
2(e)     Reflects the reclassification of $1,116 of Cash America’s other revenue to consumer loan and credit services fees.
2(f)     Reflects the reclassification of $110,791 of Cash America’s operations and administration expense to store operating expenses ($84,822) and administrative expenses ($25,969). All operational management and supervisory expenses above the store manager position are included in administrative expenses in the conformed presentation.
2(g)     Reflects the reclassification of $400 of First Cash’s administrative expenses to merger and other acquisition expenses.
2(h)    Reflects the reclassification of a tax benefit recorded to provision for income taxes by Cash America during the three months ended March 31, 2016 to additional paid-in-capital. Cash America early adopted ASU 2016-09 during the three months ended March 31, 2016, which requires excess tax benefits and tax deficiencies resulting from share-based payment transactions be recognized as income tax expense or benefit in the income statement, rather than in additional paid-in capital under current guidance. First Cash did not early adopt ASU 2016-09 until the second quarter of 2016.
Note 3. Unaudited Pro Forma Combined Statement of Income Adjustments
The unaudited pro forma combined statement of income for the year ended December 31, 2016 and the three months ended March 31, 2016 reflects the following adjustments:
3(a)     Represents (i) the elimination of Cash America’s historical straight-line rent expense and net above/below market lease expense as the underlying assets and liabilities were eliminated and (ii) straight-line rent expense and net above/below market lease expense recognized in conjunction with the Merger.
3(b)     Represents the elimination of historical acquisition-related transaction costs incurred in connection with the Merger, principally legal and financial advisory fees, due to the non-recurring nature of these expenses.
3(c)     Represents the adjustment to depreciation and amortization expense as a result of the fair value adjustments to property and equipment and identified intangible assets acquired. The fair value of Cash America’s property and equipment was $118,381 of which $106,583 is being depreciated on a straight-line basis over estimated useful lives that range from 1 to 40 years. The depreciation expense adjustment includes the impact of conforming the depreciable lives of the acquired fixed assets. The fair value of the identifiable definite-lived intangible assets of approximately $23,400 is being amortized over two to five years. The depreciation and amortization expense may differ materially from this preliminary determination as the Company finalizes the analysis of the fair value of property and equipment and identified intangible assets at the date of the Merger. The pro forma adjustment to depreciation and amortization is not necessarily indicative of the expected depreciation and amortization savings of the combined company on a forward looking basis.
3(d)     Represents the net decrease in interest expense as a result of a decrease in the weighted-average interest rate on borrowings of the combined company primarily due to the redemption of Cash Americas 5.75% senior notes, which were re-financed with lower rate borrowings from the Company's revolving unsecured credit facility, partially offset by an increase in total indebtedness incurred to finance certain cash payments and transaction costs related to the Merger. The pro forma interest expense assumes total debt of approximately $560,000 and a weighted-average interest rate of approximately 5.1%. The pro forma interest expense includes estimates for the variable rate, the amortization of debt issuance costs and unused fees for the revolving unsecured credit facility which utilizes a variable rate of LIBOR plus 250 bps (a 1/8th percent change in the assumed variable interest rate would change annual pro forma interest expense by approximately $450 and $113 for the twelve months ended December 31, 2016 and three months ended March 31, 2016, respectively, based on $560,000 total assumed debt).

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

3(e)     Represents the elimination of loss on early extinguishment of debt as it is not expected to have a continuing impact on the combined results.
3(f)     Represents the tax effects of the pro forma adjustments described in the notes to the unaudited pro forma combined statements of income using the estimated statutory rate that would apply to these adjustments.
3(g)    The pro forma combined basic and diluted earnings per share for the year ended December 31, 2016 is calculated as follows (in thousands, except per share data):

Year Ended December 31, 2016
Weighted-average shares used in computing net earnings per share — FirstCash	35,004
Shares of FirstCash common stock issued on September 1, 2016 as a result of the Merger	20,181
Less weighted-average shares of Cash America from September 1, 2016 – December 31, 2016 included in FirstCash weighted-average shares	(6,361)
Shares of FirstCash common stock issued upon completion of the Merger due to accelerated vesting	83
Less weighted-average shares of accelerated vesting from September 1, 2016 – December 31, 2016 included in FirstCash weighted-average shares	(26)
Pro forma weighted-average shares used in computing net earnings per share — basic	48,881
Dilutive effect of securities	—
Pro forma weighted-average shares used in computing net earnings per share — dilutive	48,881
EPS — Basic	$2.39
EPS — Diluted	$2.39

3(h)    The pro forma combined basic and diluted earnings per share for the three months ended March 31, 2016 is calculated as follows (in thousands, except per share data):

Three Months Ended March 31, 2016
Weighted-average shares used in computing net earnings per share — FirstCash	28,241
Shares of FirstCash common stock estimated to be issued	20,181
Shares of FirstCash common stock issued upon completion of the Merger due to accelerated vesting	83
Pro forma weighted-average shares used in computing net earnings per share — basic	48,505
Dilutive effect of securities	—
Pro forma weighted-average shares used in computing net earnings per share — dilutive	48,505
EPS — Basic	$0.57
EPS — Diluted	$0.57

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.